UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2009, Ceragenix Pharmaceuticals, Inc. (the “Company”) filed a Second Amendment to Certificate of Designations, Preferences and Rights of Series B Preferred Stock (the “Second Amendment”) with the Secretary of State of the State of Delaware.  The Second Amendment increased the number of designated shares of Series B Preferred Stock of the Company by 60,000 shares to 495,000 shares.

Copies of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock, the First Amendment to Certificate of Designations, Preferences and Rights of Series B Preferred Stock and the Second Amendment to Certificate of Designations, Preferences and Rights of Series B Preferred Stock are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and are incorporated herein by reference.

ITEM 9.01                 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

3.1	Certificate of Designations, Preferences and Rights of Series B Preferred Stock
3.2	First Amendment to Certificate of Designations, Preferences and Rights of Series B Preferred Stock
3.3	Second Amendment to Certificate of Designations, Preferences and Rights of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	October 23, 2009	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer

Exhibit Index

Exhibit No.

3.1	Certificate of Designations, Preferences and Rights of Series B Preferred Stock
3.2	First Amendment to Certificate of Designations, Preferences and Rights of Series B Preferred Stock
3.3	Second Amendment to Certificate of Designations, Preferences and Rights of Series B Preferred Stock